UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by Southwest Airlines Co. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2021 (the “Initial Form 8-K”), the Company announced that, effective February 1, 2022, Robert E. Jordan has been appointed Chief Executive Officer of the Company.

At the time of the filing of the Initial Form 8-K, the Compensation Committee (the “Committee”) of the Board of Directors of the Company had not determined Mr. Jordan’s compensation in connection with his new role. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to report that on February 1, 2022, the Committee approved an increase in Mr. Jordan’s annual base salary from $515,000 to $700,000 effective as of February 1, 2022, and an increase in his annual target cash short-term incentive compensation opportunity from $695,250 for 2021, to $1,400,000 for 2022.

On February 1, 2022, Mr. Jordan was also awarded the following:

(a) 40,139 Restricted Stock Units (“RSUs”) with a grant date fair value of $1,813,480. The RSUs are settleable in shares of common stock and are scheduled to vest with respect to one-third of the shares covered thereby annually, beginning February 21, 2023.
(b) 40,139 Performance-Based Restricted Stock Units (“PBRSUs”) with a grant date fair value of $1,813,480 and a performance period of January 1, 2022, through December 31, 2024. The PBRSUs have a vesting date of February 21, 2025, and are settleable in shares of common stock. The number of PBRSUs that will vest and the number of shares of stock to be issued, if any, will be determined based on the achievement of Adjusted ROIC (after-tax) targets (as defined in the notice of grant).
(c) A performance-based cash award with a target value of $986,500. This award has a performance period of January 1, 2022, through December 31, 2024, and a vesting date of February 21, 2025. The amount of cash that will become payable, if any, will be determined based on the achievement of Adjusted ROIC (after-tax) targets (as defined in the notice of grant).
(d) A restricted cash performance award with a potential value of $1,284,000.This award has a performance period of February 1, 2022, through April 15, 2023, and a vesting date of April 15, 2023. Payout of the restricted cash performance award will be subject to Mr. Jordan’s continued employment through vesting and the Compensation Committee's assessment of his contributions to the Company's strategic plan.
(e) A restricted cash award with a potential aggregate value of $986,500. This award is settleable in cash and is scheduled to vest with respect to one-third of the aggregate value covered thereby annually, beginning April 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date:	February 7, 2022	By: /s/ Tammy Romo
Tammy Romo
Executive Vice President & Chief Financial Officer